                                                                   EXHIBIT 10.13
                             HARLEY-DAVIDSON, INC.
                           RESTRICTED STOCK AGREEMENT


     AGREEMENT made as of the ____ day of __________, 199__, between Harley-Davidson, Inc. (the "Company"), and ___________________ (the "Participant"). Unless the context otherwise requires, as used herein the term "Company" shall include all subsidiaries of the Company.

     WHEREAS, on _______________, 199__ (the "Grant Date") the Company granted the Participant _______________________________ (_______) shares of restricted common stock of the Company subject to the terms of this Agreement (the "Restricted Stock"); and

     WHEREAS, the Participant desires to accept the grant of such restricted stock pursuant to the terms of this Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the following definitions:

               a. "Cause" shall mean (1) Participant's conviction of a felony or a plea by the Participant of no contest to a felony, (2) willful misconduct on the part of the Participant that is materially and demonstrably detrimental to the Company or (3) Participant's willful refusal to perform requested duties consistent with his office, position or status with the Company (other than as a result of the Participant's physical or mental disability). With respect to subsections (2) and (3) of this paragraph, Cause shall be determined by a majority of the Committee at a meeting held after reasonable notice to the Participant and including an opportunity for the Participant and his counsel to be heard. All determinations of the Committee hereunder shall be final.

               b. "Committee" shall mean the Human Resources Committee of the Board of Directors of the Company, or any successor committee thereto.

               c. "Restricted Period" shall mean the period beginning on the Grant Date and ending on the __________ (____) anniversary of the Grant Date or such earlier time as provided herein.

          2. ISSUANCE OF SHARES. Subject to the restrictions set forth herein, the Company agrees to issue the Restricted Stock for the benefit of the Participant effective as of the Grant Date.

          3. RESTRICTIONS ON THE RESTRICTED STOCK. During the Restricted Period, the Restricted Stock may not be sold, transferred, pledged or otherwise alienated or hypothecated.

          4. TERMINATION OF EMPLOYMENT. If during the Restricted Period the Company terminates the Participant's employment with the Company for Cause or the Participant terminates his employment with the Company, all shares of the Restricted Stock shall upon such termination of employment be forfeited and returned to the Company. If during the Restricted Period the Participant dies or the Company terminates the Participant's employment with the Company other than for Cause, the Restricted Period shall terminate upon such termination of employment and all of the shares of Restricted Stock shall become free of the restrictions set forth herein other than Section 7 hereof.

          5. REGISTRATION AND HOLDING CERTIFICATE. The Participant hereby waives during the Restricted Period any right to receive a certificate for the Restricted Stock registered in the Participant's name and agrees instead that the Company shall have the right to deliver the Restricted Stock to Firstar Trust Company, as custodian, or to its nominee, and to cause a certificate to be registered in the name of such custodian or its nominee, provided that the custodian agrees to pay to the Participant the net amount of all cash dividends received by it in respect of the Restricted Stock, determined after deducting any taxes required to be withheld in respect of such dividends, as contemplated by Section 6 hereof, and to vote such shares in accordance with the instructions of the Participant. If the Restricted Stock is forfeited pursuant to the terms of this Agreement, the custodian is authorized to transfer the Restricted Stock back to the Company. During the Restricted Period the certificates issued in respect of the Restricted Stock (including any stock dividends thereon) shall bear the following legend:

          The transferability of this Certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in an Agreement entered into between the beneficial owner and Harley-Davidson, Inc. A copy of such Agreement is on file in the office of the Secretary of Harley-Davidson, Inc., 3700 West Juneau Avenue, Milwaukee, Wisconsin 53208.

In addition, certificates issued in respect of the Restricted Stock may bear a legend in substantially the following form, as determined by the Committee, both during and after the Restricted Period:

          The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any state securities laws. These shares may not be sold or otherwise transferred except pursuant to an effective registration statement filed under the Act and any applicable state securities laws or pursuant to an exemption therefrom.

          6.  PROVISION FOR WITHHOLDING TAXES.  Within thirty (30) days after
(i) the Restricted Period terminates; or (ii) the Grant Date (if the Participant has elected, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income an amount equal to the fair market value of the Restricted Stock), the Participant (or his legal representative, beneficiary or heir) shall pay to the Company in cash an amount equal to the Federal, state and local income taxes and all other taxes that the Company is required to withhold in respect of the Restricted Stock, or shall make such other arrangements for the proper payment of all such taxes as shall be satisfactory to the Company. Until such payment or other satisfactory arrangement shall have been made, the Company will not be required to make delivery of the Restricted Stock and, to the extent permitted by law, shall have the right (but not the obligation), without notice to the Participant, to retain or sell a sufficient number of shares of the Restricted Stock to cover the amount of any such taxes required to be withheld. In the event the Participant makes the election pursuant to Section 83(b) referred to above, the Participant shall submit to the Secretary of the Company within thirty (30) days after the Grant Date a copy of the statement required to be submitted by the Participant to the corporation pursuant to Treasury Regulation 1.83-2. In addition, the Company and the custodian shall have the right to withhold or deduct from any payment of any kind otherwise due to the Participant or any nominee (including any dividends payable with respect to the shares of Restricted Stock) the amount of any such taxes required to be withheld.

          7. SALES SUBJECT TO RULE 144. If the Participant is an "affiliate" of the Company or the Restricted Stock constitutes "restricted securities", within the meaning of such quoted terms in Rule 144 promulgated under the Securities Act of 1933, as amended, at the time the Participant proposes to sell any shares of the Restricted Stock, the Participant will make any such sales only (i) in compliance with said Rule 144, including the requirement that, under certain circumstances, the Participant shall file a notice of such proposed sale on Form 144 with the Securities and Exchange Commission and the New York Stock Exchange, or (ii) pursuant to another applicable exemption from the registration requirements of the Securities Act of 1933, as amended.

          8. NO EMPLOYMENT RIGHTS. The grant of Restricted Stock hereunder shall not confer on the Participant any right to be retained in the employ of the Company. The right of the Company to terminate (whether by dismissal, discharge or otherwise) the Participant's employment with it at any time or as otherwise provided in any agreement between the Company and the Participant is specifically reserved.

          9. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Wisconsin.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date written above.

                                                HARLEY-DAVIDSON, INC.
ATTEST:



__________________________                 By: ___________________________






                                           _______________________________